UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2026

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 City Centre Drive Suite 501
Mississauga, Ontario, Canada		L5B 1M5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 628-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A	TSNDF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common shares, no par value, trade over-the-counter on OTCQX Best Market under the trading symbol “TSNDF”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed below in Item 5.07, at the 2026 annual meeting of shareholders (the “Annual Meeting”) of TerrAscend Corp. (the “Company”) held on June 9, 2026, the Company’s shareholders approved a resolution to approve all unallocated stock options issuable under the Company's stock option plan and a resolution to approve all unallocated share units issuable under the Company's share unit plan. Both resolutions were submitted to the Company's shareholders for approval in accordance with the rules of the Toronto Stock Exchange, which provide that all unallocated options, rights or other entitlements under a listed issuer’s security-based compensation arrangements which do not have a fixed maximum aggregate number of securities issuable must be approved by a majority of the issuer’s directors and by the issuer’s security holders every three years.

The material terms of the Company's stock option plan and share unit plan are described under “Matters to be Acted Upon at the Meeting–Proposal No. 3: Renewal of Stock Option Plan,” “Matters to be Acted Upon at the Meeting–Proposal No. 4: Renewal of Share Unit Plan,” and “Stock Option Plan and RSU Plan” in the Company’s Management Information Circular and Proxy Statement filed with the United States Securities and Exchange Commission on April 16, 2026 (the “Circular”), which descriptions are incorporated herein by reference. The Company’s stock option plan and share unit plan were previously filed as Exhibits 10.34 and 10.36, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 6, 2025, and are incorporated herein by reference as Exhibits 10.1 and 10.2, respectively. The approvals did not amend or modify the terms of either plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 9, 2026, virtually via a live webcast. As of April 13, 2026, the record date for the Annual Meeting, the Company had 309,561,287 common shares outstanding. Of that number, 195,790,029 common shares were represented virtually or by proxy at the Annual Meeting. The Company’s shareholders voted on each of the following proposals at the Annual Meeting, casting their votes as described below. There were no abstentions with respect to any of the proposals.

Proposal 1: Election of Directors

Each of the five individuals listed below was elected at the Annual Meeting to serve on the Company’s Board of Directors (the “Board”) until the close of the next annual meeting of shareholders of the Company following his or her election, or any postponement(s) or adjournment(s) thereof, unless his or her office is vacated earlier or until his or her successor is elected or appointed. The final voting results are as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Craig Collard	146,813,537	378,695	48,597,797
Kara DioGuardi	142,410,423	4,781,809	48,597,797
Ira Duarte	146,740,278	451,954	48,597,797
Ed Schutter	146,789,873	402,359	48,597,797
Jason Wild	146,763,699	428,533	48,597,797

Proposal 2: Ratification of the Re-Appointment of Auditor

The Company’s shareholders ratified the re-appointment of MNP LLP, Chartered Professional Accountants, of Toronto, Ontario, as the Company’s auditor and independent registered public accounting firm for the fiscal year ending December 31, 2026 and authorized the Board to fix their remuneration. The final voting results are as follows:

Votes For	Votes Withheld	Broker Non-Votes
195,355,441	434,588	0

Proposal 3: Approval of Stock Option Plan Resolution

The Company’s shareholders approved a resolution to approve all unallocated stock options issuable under the Company's stock option plan, as described in more detail in the Circular. The final voting results are as follows:

Votes For	Votes Against	Broker Non-Votes
145,741,365	1,450,867	48,597,797

Proposal 4: Approval of Share Unit Plan Resolution

The Company’s shareholders approved a resolution to approve all unallocated share units issuable under the Company's share unit plan, as described in more detail in the Circular. The final voting results are as follows:

Votes For	Votes Against	Broker Non-Votes
145,756,998	1,435,234	48,597,797

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

TerrAscend Corp. Stock Option Plan (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 6, 2025).

10.2

TerrAscend Corp. Share Unit Plan (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 6, 2025).

10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerrAscend Corp.

Date:	June 15, 2026	By:	Eric Jackson
Eric Jackson Chief Financial Officer